GORDON E. DOERKSEN P.Eng.

Consent of Qualified Person

British Columbia Securities Commission Pacific Centre 12th Floor, 701 West Georgia Street Vancouver, British Columbia CANADA V7Y 1L2 Attention: Corporate Finance	Toronto Stock Exchange The Exchange Tower 130 King Street West Toronto, Ontario CANADA M5X 1J2 Attention: Listed Issuer Services
Alberta Securities Commission 4 th Floor, 300 – 5th Avenue S.W. Calgary, Alberta CANADA T2P 3C4 Attention: Corporate Finance	Ontario Securities Commission 20 Queen Street West, Suite 1903 Toronto, Ontario CANADA M5H 3S8 Attention: Corporate Finance

Re:  Cardero Resource Corp. (the “Issuer”)

I, Gordon E. Doerksen, P.Eng. (B.C.), of 2200 – 1066 West Georgia Street, Vancouver, British Columbia, Canada V6E 3X2, have prepared, and am the author of, Section 1-4 and 17-23 of the technical report entitled “Pampa de Pongo Iron Project Preliminary Economic Assessment Technical Report, Caraveli Province, Peru” dated September 30, 2008 (the “Report”).

1.

I hereby consent to:

(a)

the public filing of the Report on SEDAR and EDGAR and in the public files of the Securities Commissions of Ontario, British Columbia and Alberta and with the Toronto and American Stock Exchanges;

(b)

the use of and reliance upon the Report in connection with the disclosure in:

(i)

the Issuer’s Press Release dated October 9, 2008,

(ii)

the Issuer’s Press Release dated October 29, 2008,

(iii)

the Issuer’s Material Change Report dated October 9, 2008, and

(iv)

the Issuer’s Material Change Report dated October 29, 2008,

(collectively, the “Disclosures”); and

(c)

the inclusion of extracts from, or a summary of, the Report in the Disclosures.

2.

I hereby consent to the use of my name “Gordon E. Doerksen”, and to the use of the name of “SRK Consulting (Canada) Inc.”, a private engineering consulting firm of which I am a Principal Consultant – Mining, in the Disclosures.

3.

I hereby certify that I have read the Disclosures and that the Disclosures fairly and accurately represent the information contained in the Report.

Dated this 29th day of October, 2008

Gordon E. Doerksen, P.Eng.